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                                                                    Exhibit 23.1



                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form S-3 No. 333-43881) and related Prospectus of PDG Environmental, Inc. for the registration of 894,660 Common Shares and to the incorporation by reference therein of our report dated March 26, 1998, with respect to the consolidated financial statements and schedule of PDG Environmental, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 24, 1998